Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated November 28, 2016)	333-214644

761,905 Shares of Class A Common Stock
Series B Warrants to Purchase 380,953 Shares of Class A Common Stock

We are offering up to 761,905 shares of our Class A common stock and Series B Warrants to purchase up to 380,953 shares of our Class A common stock in this offering (and the shares of our Class A common stock issuable from time to time upon the exercise of the Series B Warrants).  The Class A common stock and Series B Warrants will be sold in units.  Each Series B Warrant allows the holder to purchase shares of Class A common stock at an exercise price of $7.00 per share.  Each unit will be sold at a negotiated price of $5.25 per unit.  The shares of Class A common stock and Series B Warrants will be issued separately but can only be purchased together in this offering.

Units will not be issued or certificated.  Our Class A common stock is listed on NASDAQ under the symbol "SRAX."  On January 3, 2017, the closing price of our Class A common stock was $6.09 per share.

The aggregate market value of our outstanding Class A common stock held by non-affiliates of our company was approximately $29,478,488 on November 7, 2016.  Within the prior 12 months we have not issued or sold any of our securities pursuant to the original prospectus dated November 28, 2016 to which this prospectus is a supplement.

Investment in our Class A common stock involves risks.  "See Risk Factors" on page S-3 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC to act as our exclusive placement agent in connection with the arrangement of this transaction.  We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the units we are offering.  The placement agent is not required to arrange for the sale of any specific number of units or dollar amount but will use its "reasonable best efforts" to arrange for the sale of the units.

	Per Unit	Maximum Offering Amount

Offering price	$5.25	$4,000,000

Placement agent fees (1)	$0.21	$160,000

Proceeds, before expenses, to us	$5.04	$3,840,000

(1)

We have also agreed to grant the placement agent a warrant to purchase 76,190 shares of Class A common stock at an exercise price of $6.50 per share and to reimburse the placement agent $15,000 for its legal fees and expenses.  See "Plan of Distribution."

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $60,000.  Because there is no minimum offering amount required as a condition in this offering, the actual offering amount, the placement agent fees and the net proceeds to us, in this offering may be substantially less than the maximum offering amounts set forth above.

We expect to deliver securities being offering pursuant to this prospectus supplement on or about January 4, 2017.

Chardan Capital Markets, LLC

The date of this prospectus supplement is January 4, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any other offering material and the documents incorporated into each by reference include important information about us, the shares of our Class A common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in shares of our Class A common stock.

S-i

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”) and any other offering material we or the placement agent provide. We have not, and the placement agent has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used herein, “Social Reality”, “we”, “us” or “our” refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into the prospectus and this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors.  We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law.  Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

•	our history of losses;

•	the terms of the Financing Agreement and its impact on our business and operations;

•	our dependence on revenues from a limited number of customers;

•	the impact of our debt obligations on our liquidity and financial condition;

•	our ability to manage our relationships with our publishers;

•	risks associated with loss to access to the Facebook platform;

•	risks associated with loss of access to real time bidding inventory buyers and RTB platforms;

•	our dependence on our executive officers;

•	the continued appeal of Internet advertising;

•	risks related to possible future acquisitions;

•	the possible exercise of the put right by the holder of the Financing Warrant (as hereinafter defined);

S-ii

•	the limited market for our Class A common stock;

•	risks associated with securities litigation;

•	our failure to meet financial performance guidance;

•	risks associated with material weaknesses in our internal control over financial reporting;

•	anti-takeover provisions of Delaware law;

•	the possible issuance of shares of our Class B common stock;

•	our failure to attract securities or industry analysts;

•	concentration of ownership by our management;

•	dilution to our stockholders from the exercise of outstanding options and warrants, including those with cashless features; and

•	the terms of indemnification agreements with our executive officers and directors.

We urge you to consider these factors before investing in our Class A common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2015.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our Class A common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our company

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•	sales of digital media advertising campaigns to advertising agencies and brands;

•	sales of media inventory through real-time bidding, or "RTB," exchanges;

•	sale and licensing of our SRAX Social platform and related media; and

•	creation of custom platforms for buying media on SRAX for large brands.

The core elements of our business are:

•

Social Reality Ad Exchange or "SRAX" – RTB sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAXmd is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

•

SRAX Social, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and

•	SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression, or "CPM", whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and on a monthly service fee.

Please see our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed Form 10-Qs provide additional information about our business, operations and financial condition.

Risk Factors

An investment in our Class A common stock involves risk. Before deciding whether to enroll and participate in this offering, you should carefully consider the risk factors beginning on page S-3 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Corporate information

We are incorporated in Delaware.  Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA  90013, and our telephone number is (323) 694-9800. Our fiscal year end is December 31.  Except as specifically set forth herein, the information which appears on our website at www.socialreality.com is not part of the prospectus or this prospectus supplement.

The Offering

The following summary contains basic information about this offering.  The summary is not intended to be complete.  You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Social Realty, Inc.

Class A common stock offered by us	761,905 shares.

Class A common stock to be outstanding after this offering (1)	7,802,982 shares.

Warrants offered by us

Series B Warrants to purchase up to 380,953 shares of our Class A common stock will be offered in this offering.  Each Series B Warrant allows the holder to purchase shares of Class A common stock at an exercise price of $7.00 per share.  The warrants will be immediately exercisable and have a term of exercise expiring five years from the initial purchase date.  This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the Series B Warrants.

NASDAQ symbol	SRAX

Use of proceeds	We intend to use the next proceeds from this offering to satisfy the amounts owed under the Financing Agreement. See "Use of Proceeds."

Risk factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.

(1)

The number of shares outstanding after this offering is based on 7,041,077 shares of Class A common stock outstanding on January 3, 2017.  The number of shares of Class A common stock to be outstanding after this offering excludes the following as of December 31, 2016: (i) 913,500 shares issuable upon the exercise of outstanding stock options; (ii) 1,800,000 shares reserved for future issuances under our equity compensation plans; (iii) 2,776,863 shares issuable upon the exercise of outstanding warrants with exercise prices ranging from $5.00 to $10.00 per share; (iv) 380,953 shares issuable upon exercise of the Series A Warrants; (v) 380,953 shares issuable upon exercise of the Series B warrants offered hereby; and (vi) 76,190 shares issuable upon the exercise of the placement agent warrant, assuming the maximum offering is sold.

Concurrent Private Placement and Placement Agent Warrants

In connection with the offering, we are conducting a concurrent private placement of Series A Warrants to purchase 380,953 shares of Class A common stock sold with an exercise price of $6.70 per share.  The Series A Warrants are exercisable beginning six months from the date of issuance and expire five years after the issuance date.  The terms of these Series A Warrants are described in our Current Report on Form 8-K as filed with the SEC on January 4, 2017 which is incorporated by reference to this prospectus supplement.

In addition, we have agreed to grant the placement agent a warrant to purchase 76,190 shares of our Class A common stock at an exercise price of $6.50 per share and which are exercisable six months from the closing date and expire 60 months thereafter.

The warrants described above, and the shares of our Class A common stock issuable upon exercise, are not offered by this prospectus and neither the Series A warrants, the placement agent warrants, nor the shares of our Class A common stock issuable upon their exercise, have been registered in the registration statement pursuant to which this prospectus has been filed. However, we have agreed to file a separate registration statement on Form S-1 registering the issuance of the shares underlying the Series A Warrants and the resale of such shares.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the specific risks described below as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent filings with the SEC. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Cautionary Statements Regarding Forward-Looking Information.”

Risks Related to the Offering

Fluctuations in the price of our Class A common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our Class A common stock more difficult to resell.

The market price and trading volume of our Class A common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering.  In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our Class A common stock may be affected by actual or anticipated sales of Class A common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings.  Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock, regardless of our operating results.  As a result, these fluctuations in the market price and trading volume of our Class A common stock may make it difficult to predict the market price of our Class A common stock in the future, cause the value of your investment to decline and make it more difficult to resell our Class A common stock.

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Purchasers of shares of our Class A common stock offered by this prospectus will suffer immediate and substantial dilution of their investment of approximately $3.71 per share in the net tangible book value of the Class A common stock.  Since the price per share of our Class A common stock being offered is substantially higher than the net tangible book value per share of our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Class A common stock.  The exercise of outstanding options and warrants will result in further dilution of your investment.

We granted the Series B Warrant holders a cashless exercise right which we may satisfy in cash. The possible exercise of this right could materially impact our liquidity in future periods.

Beginning 100 days after the issuance date and thereafter during the term of the Series B Warrants, the warrant holders have the right, to exercise the Series B Warrants on a cashless basis, if the market price of our Class A common stock is less than $5.25 per share and receive a number of shares equal to the quotient of (a) twice the difference between (i) $5.25 and (ii) the market price on the date of the exercise notice, and (b) the market price on the date of the exercise notice.  Subject to our compliance with certain equity conditions, we have the right to satisfy this obligation in cash up to a maximum of $2.5 million.  If the holders of the Series B Warrants were to exercise the warrant on a cashless basis and it was satisfied through the issuance of additional shares of our Class A common stock, the issuance of those shares would be dilutive to our stockholders.  If we elected to satisfy that obligation through a cash settlement our liquidity would be adversely impacted and we may not have sufficient working capital to fund our ongoing operations or pay our other obligations as they become due.

The Series A Warrants and Series B Warrants may result in dilution to our stockholders.

Simultaneously with the sale of the shares of our Class A common stock and the Series B Warrants offered hereby, we will conduct a private sale with the same purchasers through which we will issue the purchasers, for no additional consideration, five year Series A Warrants representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share.  Both the Series A Warrant and the Series B Warrants contain so-called full-ratchet anti-dilution provisions, subject to a floor price of $1.20 per share.  The adjustment provisions under the terms of the Series A Warrant will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.  These anti-dilution provisions may be triggered upon any future issuance by us of shares of our Class A common stock or Class A common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions, which could result in significant additional dilution to our stockholders.

There is no public market for the Series B Warrants being offered by us in this offering.

There is no established public trading market for the Series B Warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply to list the Series B Warrants on any national securities exchange, including NASDAQ. Without an active market, the liquidity of the Series B Warrants will be limited.

Holders of our Series B Warrants will have no rights as a Class A common stockholder until such holders exercise their warrants and acquire our Class A common stock.

Until holders of Series B Warrants acquire shares of our Class A common stock upon exercise of the warrants, such holders will have no rights with respect to the shares of our Class A common stock underlying the Series B Warrants.  Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a Class A common stockholder only as to matters for which the record date occurs after the exercise date.

If we need additional capital in the future, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding.  If we issue additional shares of our Class A common stock or other securities that may be convertible into, or exercisable or exchangeable for, our Class A common stock, our existing stockholders would experience further dilution.

If we sell all of the securities offered hereby thereby enabling us to satisfy our obligations to the noteholders under the terms of the financing agreement dated October 30, 2014 with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder, which we refer to, as amended, as the Financing Agreement, we expect that our cash flow from operations will be sufficient for our working capital needs for the near future.  If, however, we determine that we need additional capital in the future, we cannot be certain that it will be available to us on acceptable terms when required, or at all.  Depending upon the terms of any possible future capital raise while the Series A Warrants and/or Series B Warrants are outstanding, the full ratchet provisions of those warrants could be triggers.  In addition, disruptions in the global equity and credit markets may limit our ability to access capital. To the extent that we raise additional funds by issuing equity securities, our stockholders would experience dilution, which may be significant and could cause the market price of our Class A common stock to decline significantly. Any debt financing, if available, may restrict our operations. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue certain operations. Any of these events could significantly harm our business and prospects and could cause our stock price to decline.

USE OF PROCEEDS

The estimated offering expenses payable by us, excluding the placement agent fees and expenses, will be approximately $60,000, which includes legal and printing costs and various other fees associated with registering and listing the Class A common stock. After deducting certain fees and reimbursable expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from the sale of units in this offering will be approximately $3.94 million, assuming that we sell the maximum number of units we are offering pursuant to this prospectus supplement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual number of units sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above.

We intend to use the net proceeds from the sale of the units to satisfy our obligations under the senior secured notes issued pursuant to the Financing Agreement.  Any proceeds we may receive in the future from the exercise of the Series B warrants and/or placement agent warrants will be used for general working capital.

DILUTION

A purchaser of our securities in this offering will be diluted immediately to the extent of the difference between the public offering price per unit and the as adjusted net book value per share of our Class A common stock upon closing of this offering.  Our historical net book value as of September 30, 2016, was approximately $7.6 million, or $1.14 per share of outstanding Class A common stock, based on shares of Class A common stock outstanding as of September 30, 2016. Net book value per share of our Class A common stock is determined at any date by subtracting total liabilities from the amount of total assets, and dividing this amount by the number of shares of Class A common stock deemed to be outstanding as of that date.

After giving effect to the sale of 761,905 units at the public offering price of $5.25 unit and giving no effect to the proceeds from the possible exercise of the Series B Warrants issued pursuant to this offering, our as adjusted net book value as of September 30, 2016 would have been approximately $11.5 million, or approximately $1.54 per share of outstanding Class A common stock. This amount represents an immediate increase in net book value of $0.41 per share of our Class A common stock to our existing stockholders and an immediate dilution of $3.71 per share of our Class A common stock to new investors purchasing securities in this offering, as illustrated in the following table:

Public offering price per unit		$5.25
Net book value per share as of September 30, 2016	$1.54
Increase in net book value per share attributable to new investors in this offering	$0.41

Adjusted net book value per share as of September 30, 2016		$1.54
Dilution per share to new investors		$3.71

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the per unit offering price to the public in this offering.

The foregoing table is based on 6,663,662 shares of our Class A common stock outstanding as of September 30, 2016 and excludes the following as of December 31, 2016: (i) 913,500 shares issuable upon the exercise of outstanding stock options; (ii) 1,800,000 shares reserved for future issuances under our equity compensation plans; (iii) 2,776,863 shares issuable upon the exercise of outstanding warrants with exercise prices ranging from $5.00 to $10.00 per share; (iv) 380,953 shares issuable upon exercise of the Series A Warrants; (v) 380,953 shares issuable upon exercise of the Series B warrants offered hereby; and (vi) 76,190 shares issuable upon the exercise of the placement agent warrant, assuming the maximum offering is sold.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 761,905 units, each consisting of:

•	one share of our Class A common stock; and

•	Series B Warrants to purchase 0.5 shares of our Class A common stock at an exercise price of $7.00 per share.

Units will not be issued or certificated. The shares of Class A common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of shares of our Class A common stock issuable upon exercise, if any, of the warrants.

Class A common stock

The material terms and provisions of our Class A common stock are described under the caption “Description of Capital Stock” starting on page 12 of the accompanying prospectus.

Series B Warrants

The following is a brief summary of the material terms of the Series B Warrants included in this offering and is subject in all respects to the provisions contained in the warrants. The forms of warrants are being filed with a Current Report on Form 8-K and reference is made thereto for a complete description of the warrants.

Exercise price. The exercise price per share of Class A common stock purchasable upon exercise of the warrants is $7.00 per share of Class A common stock being purchased. If we, at any time while the Series B Warrants are outstanding, pay a stock dividend on our Class A common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our Class A common stock, subdivide outstanding shares of our Class A common stock into a larger number of shares or combine the outstanding shares of our Class A common stock into a smaller number of shares, then, the number, class and type of shares available under the Series B Warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.  The exercise price of the Series B Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share.  If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions.

Exercisability. Holders may exercise the Series B Warrants beginning on the issuance date and at any time up to the date that is five years from the initial date that the warrants become exercisable.

Cashless exercise. If at any time beginning 100 days from the issuance date during the warrant exercisability period the market price of our Class A common stock is less than $5.40 per share, the holder is permitted to effect a cashless exercise of the Series B Warrants (in whole or in part) by having the holder surrendering the warrants to us, together with delivery to us of a duly executed exercise notice, and will receive a Net Number of shares of our Class A common stock purchased upon such exercise.  The Net Number is equal to the (i) 200% of the applicable warrant exercise percentage of the initial warrant amount and (ii) the quotient obtained by dividing (A) the difference obtained by subtracting (x) the market price, from (y) $5.40 per share by (B) the market price. In lieu of issuing the shares of our Class A common stock upon any cashless exercise of the Series B Warrant, we may satisfy the cashless exercise in cash up to a maximum of $2.5 million. The ability to exercise the Series B Warrants cashlessly will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions.

Transferability. The Series B Warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Exchange listing. We do not plan on making an application to list the Series B Warrants on NASDAQ, any national securities exchange or other nationally recognized trading system.

Rights as a stockholder. Except by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their warrants.

Extraordinary transactions:  In the event of any extraordinary transaction, and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, the holder will have the right to have the Series B Warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation. In the event of an extraordinary transaction, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of the Series B warrants as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

Limits on exercise of warrants. A holder of a Series B Warrant will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants; provided that at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

Stockholder approval.   Until such time as our stockholders have approved the transactions contemplated by the securities purchase agreement, the Series B Warrant holders do not have the right to receive upon exercise of the warrant any shares of our Class A common stock, to the extent the issuance of such shares would exceed the aggregate number of shares of Class A common stock may issue upon exercise of the Series B Warrants and the Series B Warrants, after giving effect to the shares of our Class A common stock being offered hereunder, would exceed 19.99% of our Class A common stock immediately preceding this offering.  In accordance with Nasdaq Marketplace Rules, the possible issuance of in excess of this exchange cap requires the prior approval of out stockholders.  Under the terms of the securities purchase agreement we are required to hold a stockholder meeting within 60 days from the closing of this offering at which a proposal for the approval these transactions, including the issuance of the Series B Warrants, will be submitted to our stockholders.  Our management and members of our board of directors who collectively own or control the voting of approximately 40% of our Class A common stock will execute voting agreement agreeing to vote those shares in favor of such approval at the stockholder meeting.  In the event that we are prohibited from issuing any shares of our Class A common stock upon any exercise of the Series B Warrants because our stockholders have not yet approved the possible issuances in excess of the exchange cap after this 60 day period, we will be subject to a cash penalty in an amount equal to the product of (i) the number of warrant shares that we are unable to deliver, and (ii) the difference determined by subtracting (x) the exercise price then in effect at the time of such exercise or attempted exercise, and (y) the last weighted average price immediately preceding the time of the exercise or attempted exercise.

PLAN OF DISTRIBUTION

Pursuant to an agreement between us and Chardan Capital Markets, LLC (“Chardan Capital”) we have engaged Chardan Capital as our placement agent to solicit offers to purchase the units in this offering. The placement agent is not purchasing or selling any of the units we are offering, and it is not required to arrange the purchase or sale of any specific number of units or dollar amount, but it has agreed to use reasonable best efforts to arrange for the sale of the units. Neither Chardan Capital nor its principals own any shares of our Class A common stock.

The placement agent proposes to arrange for the sale of the units we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. We established the price following negotiations with Chardan Capital and prospective investors and with reference to the prevailing market price of our Class A common stock, recent trends in such price and other factors. It is possible that not all of the units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the units will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Chardan Capital, as placement agent, will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•	we will deliver the units to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to $160,000. We have also agreed to reimburse Chardan Capital for its expenses in connection with this offering in the amount of $15,000 reimbursable by us to Chardan Capital.

In addition, we have agreed to grant the placement agent a warrant to purchase 76,190 shares of our Class A common stock. The placement agent warrants will have an exercise price of $6.50 per share and are exercisable beginning six months from the date of issuance and expire 60 months from the date of issuance. The placement agent warrants are exercisable on a cashless basis if the shares of our Class A common stock underlying the warrants are not covered by an effective registration statement.  We agreed to file a registration statement covering the shares of our Class A common stock issuable upon the exercise of the placement agent warrants.

We currently anticipate that the sale of units offered by this prospectus supplement and the accompanying base prospectus will be completed on or before January 4, 2017, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the shares of Class A common stock to the respective accounts of the purchaser. We will mail certificates representing the Series B Warrants directly to the investors at the respective addresses set forth in their securities purchase agreement with us.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and liabilities arising from breaches and representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Chardan Capital may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Chardan Capital would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Chardan Capital acting as principal.  Under these rules and regulations, Chardan Capital:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic distribution

A prospectus supplement in electronic format may be made available on website or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

NASDAQ listing

The shares of our Class A common stock are listed on NASDAQ under the symbol “SRAX.”

Transfer Agent

We have appointed Transfer Online, Inc. as our transfer agent. Their contact information is: 512 SE Salmon Street, Portland, OR  97214, phone number (503) 227-2950, www.transferonline.com.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, stockholders' deficit and cash flows for the years ended December 31, 2015 and 2014 incorporated by reference in the accompanying prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SE. You may read and copy any materials that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

We have filed a registration statement under the Securities Act with the SEC with respect to the securities to be sold by pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC's website at www.sec.gov.

Our website address is www.socialreality.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed on March 16, 2016;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2016 as filed on November 14, 2016; and

•	our Current Report on Form 8-K as filed on January 4, 2017.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

PROSPECTUS

$25,000,000

Social Reality, Inc.

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, warrants or units having a maximum aggregate offering price of $25,000,000.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,490,398 based upon 6,941,077 shares of Class A common stock outstanding, of which 4,090,833 shares are held by non-affiliates, and a per share value of $6.72 based upon the closing price of our Class A common stock on the Nasdaq Capital market on November 14, 2016. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “SRAX.”  The last reported sale price of our Class A common stock on November 14, 2016 was $6.72 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 15. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Social Reality”, “we”, “us” or “our” refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•

inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

•

obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

•

obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our website address is www.socialreality.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•	sales of digital media advertising campaigns to advertising agencies and brands;

•	sales of media inventory through real-time bidding, or "RTB," exchanges;

•	sale and licensing of our SRAX Social platform and related media; and

•	creation of custom platforms for buying media on SRAX for large brands.

The core elements of our business are:

•

Social Reality Ad Exchange or "SRAX" – RTB sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAXmd is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

•

SRAX Social, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and

•	SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression, or "CPM", whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and on a monthly service fee.

Corporate information

We are incorporated in Delaware.  Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA  90013, and our telephone number is (323) 694-9800. Our fiscal year end is December 31.  Except as specifically set forth herein, the information which appears on our website at www.socialreality.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our history of losses;

•	the terms of the Financing Agreement and its impact on our business and operations;

•	our dependence on revenues from a limited number of customers;

•	the impact of our debt obligations on our liquidity and financial condition;

•	our ability to manage our relationships with our publishers;

•	risks associated with loss to access to the Facebook platform;

•	risks associated with loss of access to real time bidding inventory buyers and RTB platforms;

•	our dependence on our executive officers;

•	the continued appeal of Internet advertising;

•	risks related to possible future acquisitions;

•	the possible exercise of the put right by the holder of the Financing Warrant (as hereinafter defined);

•	the limited market for our Class A common stock;

•	risks associated with securities litigation;

•	our failure to meet financial performance guidance;

•	risks associated with material weaknesses in our internal control over financial reporting;

•	anti-takeover provisions of Delaware law;

•	the possible issuance of shares of our Class B common stock;

•	our failure to attract securities or industry analysts;

•	concentration of ownership by our management;

•	dilution to our stockholders from the exercise of outstanding options and warrants, including those with cashless features; and

•	the terms of indemnification agreements with our executive officers and directors.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Item 1A. - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 16, 2016 and our subsequent filings. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Business

We have a history of losses and there are no assurances we will report profitable operations in the foreseeable future.

We reported an operating loss of $3.9 million and a net loss of $2.9 million for the nine months ended September 30, 2016.  We reported net losses of $2.7 million and $4.4 million for 2015 and 2014, respectively.  At September 30, 2016 we had an accumulated deficit of $13.0 million.  Our future success depends upon our ability to continue to grow our revenues and profits. We do not have any long term agreements with our customers.  There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations, pay our obligations under the Financing Agreement dated October 30, 2014, as amended, with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder, which we refer to as the "Financing Agreement. If we are able to significantly increase our revenues in future periods, the rapid growth which we are pursuing will strain our organization and we may encounter difficulties in maintaining the quality of our operations. If we are not able to grow successfully, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses and service our debt obligations, or report profitable operations in future periods.

The terms of the Financing Agreement contain financial and operating terms which place significant operating demands on our company, may restrict our ability to efficiently operate our business, or could result in significant financial penalties. If we were to breach any of these covenants and terms, the lender could accelerate the amounts due under the Financing Agreement and we would be unable to operate our business as it is presently conducted.

The terms of the Financing Agreement include ongoing requirements to, among other actions, meet financial covenants including minimum leverage and current ratios, and interest and fixed charge coverages.  In August 2016 we entered into a Forbearance Agreement with Victory Park Management, LLC related to our failure to meet certain financial covenants at June 30, 2016.  We do not expect to regain compliance with those financial covenants until the end of the forbearance period which is December 31, 2016.  The terms of the Financing Agreement also create restrictions on how we undertake certain future events and our failure to conduct our business within the confines of these contractual restrictions could result in an event of default under the Financing Agreement.  Upon default, remedies range from notice and cure, to acceleration of both principal and interest. Our operations may not generate sufficient cash to enable us to service our debt. Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, we would be unable to continue our business and operations as they are presently conducted and it is likely you would lose your entire investment in our company.

Since our acquisition of Steel Media in October 2014, we have become dependent on revenues from a limited number of customers.  The decline in total revenues from a principal customer, or a change in margins from this customer, will adversely impact our results of operations in future periods so long as revenues from this customer represent a material portion of our total revenues.

For the nine months ended September 30, 2016 revenues for one customer accounted for 49% of our total revenues and for 2015 revenues from this customer accounted for 48% of our total revenues. While we have continued reporting revenues from this customer in the first nine months of 2016 a significant portion of sales to this customer have been made a significantly lower margins as a result of a change in the type of sales being generated.  In an effort to mitigate the impact of these low margin revenues from this one customer, during the third quarter of 2016 we have taken several actions including hiring of additional sales personnel in an effort to broaden our customer base, internally reallocating our sales resources in an effort to broaden our product offerings to additional buy-side clients and exploring new channels of revenue.  Subsequent to September 30, 2016 we have also stopped working on high-volume, low margin business from this client and are only providing industry standard margin solutions going forward. Until such time as we are successful in returning our overall gross margins to hear historic levels, continuing sales to this customer at the significantly lower margin level could have material adverse impact on our results of operations and cash flows in future periods.

Our debt obligations could impair our liquidity and financial condition, and our ability to grow our company could be in jeopardy.  The amounts owed under the Financing Agreement are due on December 31, 2016 and our obligations are secured by our assets.

Our debt obligations are currently comprised of senior notes issued under the Financing Agreement in the aggregate principal amount of approximately $4.0 million at November 1, 2016. The terms of the Financing Agreement contain certain mandatory prepayment requirements which generally require us to calculate excess cash flow on a quarterly basis, and remit approximately 50% of this excess cash to the lender. This dramatically reduces cash flow available to the company for working capital, accretion of a cash reserve, growth initiatives, or additional acquisitions. These obligations may further adversely impact our business and operations in other areas, including making it more difficult to satisfy our other obligations, increasing our vulnerability in the event of a downturn in our business prospects and limiting our flexibility to plan for, or react to, changes in our markets and possibly placing us at a competitive disadvantage when compared to our competitors who have less debt. The amounts outstanding under the Financing Agreement mature on December 31, 2016.  While we are exploring a number of options related to this obligation, including refinancing with a third party, raising additional capital, utilizing availability under the factoring line, or a combination of any of these options, if we should fail to pay the obligation, or extend the due date, an event of default would occur.  Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets and collateral, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, it is likely you would lose your entire investment in our company.

Our success is dependent upon our ability to effectively expand and manage our relationships with our publishers.  We do not have any long term contracts with our publishing partners.

We do not generate our own media inventory. Accordingly, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. We are not a party to any long term agreements with any of our publishing partners and there are no assurances we will have continued access to the media.  Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

If we were to lose access to the Facebook platform, our SRAX Social growth would be limited and we could lose our existing revenue from these sources.

Facebook currently provides access to companies to build applications on their platform. We have built our SRAX Social platform to use the Facebook application programming interface, or APIs. The loss of access to the Facebook platform would limit our ability to effectively grow a portion of our operations. We are subject to Facebook's standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the Facebook platform. Facebook reserves the right to change these terms and conditions at any time. Our business would be harmed if Facebook:

•	discontinues or limits access to its platform by us and other application developers;

•

modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or changes how the personal information of its users is made available to application developers on the Facebook platform or shared by users;

•	establishes more favorable relationships with one or more of our competitors; or

•	develops its own competitive offerings.

We have benefited from Facebook's strong brand recognition and large user base. Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and any changes to those terms of service may be unfavorable to us. Facebook may also change its fee structure, add fees associated with access to and use of the Facebook platform, change how the personal information of its users is made available to application developers on the Facebook platform or restrict how Facebook users can share information with friends on their platform. In the event Facebook makes any changes in the future, we may have to modify the structure of our campaigns which could impact the effectiveness of our campaigns and adversely impact our results of operations in future periods.

If we lose access to RTB inventory buyers our business may suffer.

In an effort to reduce our dependency on any one provider of advertising demand, in the first quarter of 2014 we created a platform that utilizes feeds from a number of demand sources for our inventory. We believe that our proprietary technology assists us in aggregating this demand, as well as providing the tools needed by our publishing partners to evaluate and track the effectiveness of the demand that we are aggregating for them. In the event that we lose access to a majority of this demand, however, our revenues would be impacted and our results of operations would be materially adversely impacted until such time, if ever, as we could secure alternative sources of demand for our inventory.

We depend on the services of our executive officers and the loss of any of their services could harm our ability to operate our business in future periods

Our success largely depends on the efforts and abilities of our executive officers, including Christopher Miglino, Erin DeRuggiero, Kristoffer Nelson, Richard Steel and JP Hannan.  We are a party to an employment agreement with each of Mr. Miglino, Ms. DeRuggiero, Mr. Steel and Mr. Hannan, and an "at will" agreement with Mr. Nelson.  Although we do not expect to lose their services in the foreseeable future, the loss of any of them could materially harm our business and operations in future periods until such time as we were able to engage a suitable replacement.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including:

•	a decline in the rates that we can charge for advertising and promotional activities;

•	our inability to create applications for our customers;

•	Internet advertisements and promotions are, by their nature, limited in content relative to other media;

•	companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;

•	companies may prefer other forms of Internet advertising and promotions that we do not offer;

•	the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and

•	regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Additional acquisitions may disrupt our business and adversely affect results of operations.

We may pursue acquisitions in an effort to increase revenue, expand our market position, add to our technological capabilities, or for other purposes. However, any future acquisitions would likely involve risk, including the following:

•

the identification, acquisition and integration of acquired businesses requires substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition process could hurt our business;

•

the anticipated benefits from an acquisition may not be achieved, we may be unable to realize expected synergies from an acquisition or we may experience negative culture effects arising from the integration of new personnel;

•	difficulties in integrating the technologies, solutions, operations, and existing contracts of the acquired business;

•	we may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, technology, or solution;

•

to pay for future acquisitions, we could issue additional shares of our Class A common stock or pay cash, raised through equity sales or debt issuance. The issuance of any additional shares of our Class A common stock would dilute the interests of our current stockholders, and debt transactions would result in increased fixed obligations and would likely include covenants and restrictions that would impair our ability to manage our operations; and

•	new business acquisitions can generate significant intangible assets that result in substantial related amortization charges and possible impairments.

While our general growth strategy includes identifying and closing additional acquisitions, we are not presently a party of any agreements or understandings. There are no assurances we will acquire any additional companies.

We granted the Financing Warrant holder a put right. The possible exercise of this put right could materially impact our liquidity in future periods and will be dilutive to our existing stockholders.

Pursuant to the Financing Agreement, we issued to the lender a five year warrant to purchase 580,000 shares of our Class A common stock at an exercise price of $5.00 per share, subject to adjustment, which we refer to as the "Financing Warrant." Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the note(s) issued under the Financing Agreement, but prior to October 30, 2019, to exercise its put right to sell to us all or any portion of the Financing Warrant that has not been previously exercised at a price equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of 50% of our total consolidated revenue for the trailing 12-month period ending with our then-most recently completed fiscal quarter, or $1,500,000.  In connection with this offering, the warrant holder has agreed not to exercise the put right prior to earlier of (a) May 15, 2017, and (b) 135 days after the closing of this offering, and (ii) following any exercise of the put right after the expiration of the put standstill period, we will have 45 days to satisfy this obligation.  If the holder of the Financing Warrant was to exercise this put right, our liquidity would be adversely impacted and we may not have sufficient working capital to fund our ongoing operations or pay our other obligations as they become due.  In addition, the resale of the shares of our Class A common stock which are issuable upon the exercise of the Financing Warrant are covered by an effective registration statement.  The issuance of those shares upon the possible exercise of the Financing Warrant will be dilutive to our existing stockholders.

Risks Related to this Offering and Ownership of our Securities

We do not know whether an active, liquid and orderly trading market will develop for our offered securities or what the market price of our offered securities will be and as a result it may be difficult for you to sell your shares of our Class A common stock and warrants.

Prior to October 13, 2016 our Class A common stock was quoted on the OTCQB Tier of the OTC Markets and it was thinly traded.  On October 13, 2016 our Class A common stock began trading on the Nasdaq Capital Market and since that date it has been thinly traded. In addition, prior to this offering there has been no market for the warrants.  An active trading market in our Class A common stock or the warrants may never develop or be sustained following this offering. The public offering price for our Class A common stock and warrants was determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of our Class A common stock or the warrants after this offering. The market value of our Class A common stock or the warrants may decrease from the public offering price. As a result of these and other factors, you may be unable to resell your shares of our Class A common stock or warrants at or above the public offering price. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares or warrants. Further, an inactive market may also impair our ability to raise capital by selling shares of our Class A common stock and may impair our ability to enter into collaborations or acquire companies or products by using our shares of Class A common stock as consideration. The market price of our offered securities may be volatile, and you could lose all or part of your investment.

The trading price of the shares of our Class A common stock and warrants following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	the success of competitive products;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	regulatory or legal developments in the United States and other countries;

•	the recruitment or departure of key personnel;

•	the level of expenses;

•	actual or anticipated changes in estimates s to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	inconsistent trading volume levels of our shares;

•	announcement or expectation of additional financing efforts;

•	sales of our Class A common stock by us, our insiders or our other stockholders;

•	market conditions in the technology sectors; and

•	general economic, industry and market conditions.

In addition, the stock market in general, and advertising technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. The realization of any of these risks could have a dramatic and material adverse impact on the market price of the shares of our Class A common stock and warrants.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the shares of our Class A common stock and warrants may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. To the extent that any claims or suits are brought against us and successfully concluded, we could be materially adversely affected, jeopardizing our ability to operate successfully. Furthermore, our human and capital resources of could be adversely affected by the need to defend any such actions, even if we are ultimately successful in our defense.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed the guidance we have provided. If our financial results for a particular period do not meet our guidance or if we reduce our guidance for future periods, the market price of our Class A Class A common stock may decline.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2015, our management has determined that, as of December 31, 2015, we did not maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. We have yet to fully remediate the previously identified material weaknesses disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014. While we have never been required to restate our consolidated financial statements, the existence of the continuing material weaknesses in our internal control over financial reporting increases the risk that a future restatement of our consolidated financials is possible.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

The two class structure of our Class A common stock could have the effect of concentrating voting control with a limited group.

Our authorized capital includes two classes of common stock which have different voting rights. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. The shares of our Class B common stock were originally held by two of our executive officers who were the founders of our company, but these shares were converted into shares of our Class A common stock in October 2013. While there are presently no shares of Class B common stock outstanding, in the future our board could choose to issue shares to one or more individuals or entities. As a result of the voting rights associated with the Class B common stock, those individuals or entities could have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated voting control could limit your ability to influence corporate matters and could adversely affect the price of our Class A common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the trading price of our Class A common stock or warrants and trading volume could decline.

The trading market for our shares of our Class A common stock and warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our shares of Class A common stock or warrants. If no securities or industry analysts commence coverage of our company, the trading price for our shares of our Class A common stock and warrants would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our shares of Class A common stock or warrants would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the trading price of our shares of Class A common stock or warrants and trading volume to decline.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control

Our Class A common stock ownership is highly concentrated.   Members of our board of directors beneficially own approximately 50% of our total outstanding shares of Class A common stock.  As a result of the concentrated ownership of the stock, our board of directors may be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our Class A common stock.

Certain of our outstanding warrants contain cashless exercise provisions which means we will not receive any cash proceeds upon their exercise.

At September 30, 2016 we had common stock warrants outstanding to purchase an aggregate of 2,362,776 shares of our Class A common stock with an average exercise price of $6.17 per share which are exercisable on a cashless basis. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. In addition, the exercise price of the Financing Warrant to purchase 580,000 shares of our Class A common stock at an exercise price of $5.00 per share is payable at the option of the warrant holder through a reduction in the principal outstanding under the notes issued under the terms of the Financing Agreement. It is possible that the warrant holders will use the cashless exercise feature, and that the holder of the Financing Warrant will elect to pay the exercise price through a reduction in the amount owed. In either event, it will deprive us of additional capital which might otherwise be obtained if the warrants were exercised on a cash basis.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. We are also parties to separate indemnification agreements with certain of our directors and our officers which, subject to certain conditions, require us to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 250,000,000 shares of Class A common stock, par value $0.001 per share, 9,000,000 shares of Class B common stock, par value $0.001 per share and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. As of November 14, 2016 there were 6,941,077 shares of our Class A common stock issued and outstanding, and no shares of our Class B common stock or any series of preferred stock.  The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class B common stock as one class. Holders of common Class A common stock do not have cumulative voting rights. Holders of Class A common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class A common stockholder holders will receive shares of our Class A common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class A common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.  Holders of Class A common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Class A common stock. The rights of the holders of Class A common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Class B common stock

Holders of our Class B common stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class A common stock as one class. Holders of common Class B common stock do not have cumulative voting rights. Holders of Class B common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class B common stockholder holders will receive shares of our Class B common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class B common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.  Each share of Class B common stock is convertible into one share of Class A common stock upon the following occurrences:

•	at the option of the holder;

•	upon the "transfer" of the share; and

•	upon the death of the stockholder.

Our certificate of incorporation defines "transfer" of the Class B common stock to mean the sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition of the shares, or any legal or beneficial interest in the shares, whether voluntary or involuntary. "Transfer" also is deemed to mean transfer to a broker or other nominee (regardless or not if there is a corresponding change in beneficial ownership), or the transfer of or entering into a binding agreement relating "voting control," by proxy or otherwise. "Voting control" means the power, direct or shared, to control the voting or disposition of the stock. Class B common stockholder are permitted to take certain actions which are not considered a "transfer" of the shares, including:

•	granting a proxy over such shares to an officer or director of our company at the request of our board of directors in connection with any manner to be considered at a meeting of our stockholders;

•

entering into a voting trust agreement with holders who are also Class B common stockholders providing the agreement does not exceed a term of one year, is terminable at the holder's option at any time, and does not involve the payment of any consideration; and

•

pledging the shares pursuant to a bona fide loan or indebtedness transaction; provided, however, that if the shares are foreclosed upon in connection with this transaction, such foreclosure will be deemed to be a transfer of the shares and subject to automatic conversion as described above.

Class B common stockholders are permitted to transfer the shares to and from "permitted entities, " which are generally considered to be trusts and retirement accounts for the benefit of the Class B stockholder or one over which such holder exercises voting and dispositive control, and controlled corporations. In the event the Class B common stockholder no longer controls these entities, each share automatically converts into one share of Class A common stock. Each share of Class B common stock also automatically converts into one share of Class A common stock upon the death of the holder.

Holders of Class B common stock have no preemptive or other subscription rights, and there are no redemption provisions for the Class B common stock. The rights of the holders of Class B common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

All 9,000,000 shares of Class B common stock were originally held by Mr. Miglino and Ms. DeRuggiero, executive officers and directors who founded our company. In October 2013 they converted their shares of Class B common stock into Class A common stock pursuant to its terms.

Preferred stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.  We previously designated a series of preferred stock, consisting of 200,000 shares, as Series 1 Preferred Stock.  All such shares have been converted into shares of our Class A common stock in accordance with the designations, rights and preferences of the Series 1 Preferred Stock.  This series of preferred stock has been eliminated and we do not presently have any designated series of preferred stock.

Special approval for change in control transactions

Our certificate of incorporation provides that in the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	A majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Transfer agent

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or Class A common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement.  The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods.  We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Social Reality from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.  Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; or

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.  Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Social Reality will sell such offered securities to the dealer, as principal.  The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Social Reality to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale.  Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Social Reality to that agent will be set forth, in the prospectus supplement relating to that offering.  Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our Class A common stock, which is listed on the Nasdaq Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange.  Any Class A common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, stockholders' deficit and cash flows for the years ended December 31, 2015 and 2014 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed on March 16, 2016;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2016 as filed on November 14, 2016; and

•

our Current Reports on Forms 8-K as filed on March 16, 2016, March 22, 2016, May 16, 2016, August 15, 2016, August 19, 2019, August 24, 2016, September 19, 2016, September 23, 2016, October 6, 2016, October 12, 2016 and October 20, 2016.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

In addition to the indemnification provided under our certificate of incorporation and by-laws, we have entered into separate indemnification agreements with each of Messrs. Steel, Sumichrast and Dillman as well as Mr. Holsinger, our Chief Revenue Officer. Under these agreements, we have agreed to indemnify the individual (in excess of statutory indemnification) in connection with the occurrence of an indemnifiable event (as that term is defined in the agreement) against any and all expenses, including attorney's fees, judgments, ERISA excise taxes and penalties, amounts paid in settlement, costs of investigating and defending a proceeding and all other fees, costs and expenses associated therewith. We expect to enter into similar agreements with our remaining directors in the near future.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.